DATA

PART C - THIS PART DESCRIBES CERTAIN CHARGES IN YOUR CONTRACT.

WITHDRAWAL CHARGES (SEE SECTION 8.01):      None

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):     [ANNUAL RATE OF 1.70%
                                                       (EQUIVALENT TO A
                                                       DAILY RATE OF .004697%).]

The Daily Separate Account Charge includes the following charges:

[Mortality and Expense Risks Charge:                   Annual rate of 1.10%

Administration Charge:                                 Annual rate of 0.25%.

Distribution Charge:                                   Annual rate of 0.35%]





















2008DPSELECT